Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of references to our name and to our letter dated March 5, 2021 relating to our audit of California Resources Corporation’s 2020 oil and gas proved reserves.
NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Danny D. Simmons
    Danny D. Simmons
    President and Chief Operating Officer
Houston, Texas
March 11, 2021